SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  July 9, 1996




                      CNL AMERICAN PROPERTIES FUND, INC.
              (Exact Name of Registrant as Specified in Charter)



            Florida                 33-78790               59-3239115
       (State or other
         jurisdiction      (Commission File Number)      (IRS Employer
       of incorporation)                               Identification No.)


             400 East South Street, Suite 500               32801
                     Orlando, Florida                    (Zip Code)
         (Address of principal executive offices)



      Registrant's telephone number, including area code:  (407) 422-1574




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

              Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The following information is provided voluntarily prior to the date on which it is required to be reported under this Item 2.


         STATUS OF THE OFFERING

         Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. (the "Company") registered for sale an aggregate of $165,000,000 of shares of common stock (the "Shares") (16,500,000 Shares at $10 per Share). As of July 16, 1996, the Company had received aggregate subscription proceeds of $80,598,079 (8,059,808 Shares) from 4,663 stockholders, including $243,167 (24,317 Shares) issued pursuant to the Company's reinvestment plan.

         As stated in the registration statement of the Company, including the Prospectus which constitutes a part thereof, as amended, the proceeds of the offering of Shares are used primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, triple-net basis to creditworthy operators of selected national and regional fast-food, family-style and casual dining restaurant chains. The Company may also provide financing (the "Mortgage Loans") for the purchase of buildings, generally by lessees that lease the underlying land from the Company.

         ACQUISITION OF PROPERTIES

         During the period June 22, 1996 through July 16, 1996, the Company acquired four Properties. The Properties are two Boston Market Properties (one in each of Corvallis, Oregon, and Rockwall, Texas), one Jack in the Box Property (in Houston, Texas) and one Arby's Property (in Kendallville, Indiana).

         In connection with the purchase of each of these four Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The leases are on a triple-net basis, with the lessee responsible for all repairs and maintenance, property taxes, insurance and utilities. The lessee also is required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the lease. For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees.

         The following table sets forth the location of each of the four Properties acquired by the Company, during the period June 22, 1996 through July 16, 1996, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                            PROPERTY ACQUISITIONS
                                  From June 22, 1996 through July 16, 1996
                                                          Lease Expira-
Property Location and              Purchase      Date        tion and           Minimum                             Option
Competition                        Price (1)  Acquired  Renewal Options     Annual Rent (2)    Percentage Rent   To Purchase
- ---------------------            -----------  --------  --------------- ---------------------  ---------------   -----------

BOSTON MARKET                    $350,358     07/09/96  07/2011; five   10.38% of Total Cost   for each lease    at any time
(the "Corvallis Property")       (excluding             five-year       (4); increases by 10%  year after the    after the
Restaurant to be constructed     closing and            renewal options after the fifth lease  fifth lease       fifth lease
                                 development                            year and after every   year, (i) 5% of   year
                                 costs) (3)                             five years thereafter  annual gross
The Corvallis Property is                                               during the lease term  sales minus (ii)
located at the southeast                                                                       the minimum
quadrant of the intersection                                                                   annual rent for
of Highway 99 and Northeast                                                                    such lease year
Circle Boulevard in Corvallis,
Benton County, Oregon, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Corvallis Property include a
KFC, a Wendy's, a Subway
Sandwich Shop, a Sizzler, a
McDonald's, a Burger King, a
Taco Bell, and several local
restaurants.

JACK IN THE BOX                  $343,160     07/09/96  07/2014; four   10.75% of Total Cost   for each lease    at any time
(the "Houston #1 Property")      (excluding             five-year       (4); increases by 8%   year, (i) 5% of   after the
Restaurant to be constructed     closing and            renewal options after the fifth lease  annual gross      seventh
                                 development                            year and by 10% after  sales minus (ii)  lease year
The Houston #1 Property is       costs) (3)                             every five years       the minimum
located on the east side of                                             thereafter during the  annual rent for
Veterans Memorial Drive with                                            lease term             such lease year
an access easement on Beltway                                                                  (5)
8 in Houston, Harris County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston #1
Property include a
Whataburger, an Arby's, a KFC,
a Burger King, and several
local restaurants.


ARBY'S                           $739,628     07/10/96  07/2016; two    $75,812; increases by  for each lease    during the
(the "Kendallville Property")    (excluding             five-year       4.14% after the third  year, (i) 4% of   seventh and
Existing restaurant              closing                renewal options lease year and after   annual gross      tenth lease
                                 costs)                                 every three years      sales minus (ii)  years only
The Kendallville Property is                                            thereafter during the  the minimum
located on the north side of                                            lease term             annual rent for
West North Street in                                                                           such lease year
Kendallville, Noble County,
Indiana, in an area of mixed
retail, commercial and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kendallville
Property include a KFC, a
McDonald's, a Wendy's, a Pizza
Hut, a Subway Sandwich Shop,
and several local restaurants

BOSTON MARKET                    $499,820     07/15/96  07/2011; five   10.38% of Total Cost   for each lease    at any time
(the "Rockwall Property")        (excluding             five-year       (4); increases by 10%  year after the    after the
Restaurant to be constructed     closing and            renewal options after the fifth lease  fifth lease       fifth lease
                                 development                            year and after every   year, (i) 4% of   year
The Rockwall Property is         costs) (3)                             five years thereafter  annual gross
located on the northeast                                                during the lease term  sales minus (ii)
corner of FM 740 and the to be                                                                 the minimum
constructed Steger Town Drive                                                                  annual rent for
in Rockwall, Rockwall County,                                                                  such lease year
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Rockwall
Property include an Arby's, a
Jack in the Box, a Dairy
Queen, a KFC, a McDonald's, a
Pizza Hut, a Sonic Drive-In, a
Whataburger, a Wendy's, a
Chili's, a Taco Bell, and
several local restaurants.


[FN]

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                      Federal Tax Basis
      --------                      -----------------

      Corvallis Property              $624,000
      Houston #1 Property              620,000
      Kendallville Property            304,000
      Rockwall Property                422,000

(2)   Minimum annual rent for each of the Properties became payable on the
      effective date of the lease, except as indicated below.   For the
      Corvallis and Rockwall Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the tenant receives from the landlord its final funding of the construction costs. For the Houston #1 Property, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public or (ii) 180 days after the execution of the lease. During the period commencing with the effective date of the lease to the date minimum rent becomes payable for the Corvallis and Rockwall Properties, as described above, the tenant shall pay monthly "interim rent" equal to 10.38% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Houston #1 Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Corvallis Property           $952,684              January 5, 1997
      Houston #1 Property           926,397              January 5 , 1997
      Rockwall Property             795,087              January 11, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).


                   PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                                     CNL AMERICAN PROPERTIES FUND, INC.
                   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JUNE 22, 1996
                                            THROUGH JULY 16, 1996
                                      FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from June 22, 1996 through July 16, 1996, for the
12-month period commencing on the date of the inception of the respective lease on such Property.  The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future.  These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.  No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                        Boston Market     Jack in the Box        Arby's        Boston Market
                      Corvallis, OR (5)  Houston #1, TX (5) Kendallville, IN  Rockwall, TX (5)    Total
                      -----------------  ------------------ ----------------  ----------------  ---------
Pro Forma Estimate
  of Taxable
  Income Before Dividends
  Paid Deduction:

Base Rent (1)             $   95,085        $    95,757        $   75,812        $   79,356     $ 346,010

Asset Management
  Fees (2)                    (5,440)            (5,362)           (4,430)           (4,551)      (19,783)

General and
  Administrative
  Expenses (3)                (5,895)            (5,937)           (4,700)           (4,920)      (21,452)
                         -----------         ----------         ---------        ----------     ---------

Estimated Cash
  Available from
  Operations                  83,750             84,458            66,682            69,885       304,775

Depreciation
  Expense (4)                (16,006)           (15,890)           (7,794)          (10,813)      (50,503)
                         -----------         ----------         ---------        ----------     ---------

Pro Forma Estimate
  of Taxable
  Income Before
  Dividends Paid
  Deduction of the
  Company                 $   67,744         $   68,568         $  58,888         $  59,072     $ 254,272
                          ==========         ==========         =========         =========     =========



                                                See Footnotes


[FN]

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement.

(3) Estimated at 6.2% of gross rental income and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below:

      Property                       Estimated Final Completion Date
      --------                       -------------------------------

      Corvallis Property                    January 5, 1997
      Houston #1 Property                   January 5, 1997
      Rockwall Propery                      January 11, 1997



ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

                  Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  Not applicable.

ITEM 5.     OTHER EVENTS.

                  Not applicable.

ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS.

                  Not applicable.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.


                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1996           10

   Pro Forma Consolidated Statement of Earnings for the
      quarter ended March 31, 1996                                     11

   Pro Forma Consolidated Statement of Earnings for the
      year ended December 31, 1995                                     12

   Notes to Pro Forma Consolidated Financial Statements
      for the quarter ended March 31, 1996 and the year
      ended December 31, 1995                                          13


                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1996, including the receipt of $55,041,881 in gross offering proceeds from the sale of 5,504,188 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 43 properties (including 19 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, three properties which consist of building only and 20 properties consisting of land only), four of which were under construction at March 31, 1996, to provide mortgage financing to the lessee of the 20 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $25,556,198 in gross offering proceeds from the sale of 2,555,620 additional shares of common stock during the period April 1, 1996 through July 16, 1996, and (iii) the application of such funds and $3,897,309 of cash and cash equivalents at March 31, 1996, to purchase 29 additional properties acquired during the period April 1, 1996 through July 16, 1996 (two of which are under construction and consist of building only, 12 of which are under construction and consist of land and building, 13 properties which consist of land only and two properties which consists of land and building), to pay additional costs for the four properties under construction at March 31, 1996, to provide mortgage financing to the lessee of ten properties consisting of land only, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on March 31, 1996.

      The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1996 and the year ended December 31, 1995, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the seven of the 72 properties that were owned by the Company as of July 16, 1996, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) June 2, 1995 (the date the Company became operational), to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining 65 properties owned by the Company as of July 16, 1996, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996

                                                    Pro Forma
               ASSETS               Historical     Adjustments     Pro Forma
                                    -----------  ---------------  -----------
Land and buildings on operating
  leases, less accumulated
  depreciation                      $28,313,474  $16,059,451 (a)  $44,372,925
Net investment in direct
  financing leases (c)                1,360,414    6,264,957 (a)    7,625,371
Cash and cash equivalents             8,775,306   (3,707,897)(a)
                                                    (189,412)(b)    4,877,997
Receivables                             462,110                       462,110
Mortgage note receivable              8,540,712    3,888,000 (a)   12,428,712
Prepaid expenses                         37,275                        37,275
Organization costs, less
  accumulated amortization               16,682                        16,682
Loan costs, less accumulated
  amortization                           51,559                        51,559
Accrued rental income                   152,047                       152,047
Other assets                          1,199,916        14,886(a)    1,214,802
                                    -----------  ------------     -----------

                                    $48,909,495  $22,329,985      $71,239,480
                                    ===========  ============     ===========

LIABILITIES AND
  STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                      $    53,659                   $    53,659
  Accrued construction
    costs payable                     1,197,682  $(1,005,913)(a)
                                                    (191,769)(b)           -
  Accounts payable and
    accrued expenses                    106,333                       106,333
  Escrowed real estate
    taxes payable                         9,696                         9,696
  Due to related parties                415,418                       415,418
  Deferred financing income              29,366       13,608 (a)       42,974
  Rents paid in advance                  58,268                        58,268
                                    -----------  -----------      -----------
      Total liabilities               1,870,422   (1,184,074)         686,348
                                    -----------  -----------      -----------

Minority interest                       293,329        2,357 (b)      295,686
                                    -----------  -----------      -----------

Stockholders' equity:
  Preferred stock, without
    par value.
    Authorized and unissued
    3,000,000 shares                         -                             -
  Excess shares, $.01 par
    value per share.
    Authorized and unissued
    23,000,000 shares                        -                             -
  Common stock, $.01 par
    value per share. Authorized
    20,000,000 shares; issued
    and outstanding 5,524,188
    shares; issued and
    outstanding, as adjusted,
    8,079,808 shares                     55,242       25,556 (a)       80,798
  Capital in excess of
    par value                        46,983,886   23,486,146 (a)   70,470,032
  Accumulated distributions
    in excess of net earnings          (293,384)                     (293,384)
                                    -----------  -----------      -----------
                                     46,745,744   23,511,702       70,257,446
                                    -----------  -----------      -----------

                                    $48,909,495  $22,329,985      $71,239,480
                                    ===========  ===========      ===========

                See accompanying notes to unaudited pro forma
                      consolidated financial statements.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------
Revenues:
  Rental income from
    operating leases                  $  763,155   $   41,157 (1)  $  804,312
  Earned income from
    direct financing lease (2)            35,926                       35,926
  Interest and other income              260,798      (12,544)(3)     248,254
                                      ----------   ----------      ----------
                                       1,059,879       28,613       1,088,492
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       128,948                      128,948
  Professional services                   29,692                       29,692
  Asset and mortgage management
    fees to related party                 40,370        2,714 (4)      43,084
  State and other taxes                    2,898        1,129 (5)       4,027
  Interest expense                           159                          159
  Depreciation and amortization           98,472        3,300 (6)     101,772
                                      ----------   ----------      ----------
                                         300,539        7,143         307,682
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture             759,340       21,470         780,810

Minority Interest in Earnings of
  Consolidated Joint Venture             (14,752)                     (14,752)
                                      ----------   ----------      ----------

Net Earnings                          $  744,588   $   21,470      $  766,058
                                      ==========   ==========      ==========


Earnings Per Share of
  Common Stock                        $      .16                   $      .16
                                      ==========                   ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding                          4,649,040                    4,649,040
                                      ==========                   ==========

                See accompanying notes to unaudited pro forma
                      consolidated financial statements.




                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1995


                                                    Pro Forma
                                       Historical  Adjustments    Pro Forma
                                       ----------  -------------  ----------
Revenues:
  Rental income from
    operating leases                    $ 498,817   $ 96,945 (1)   $ 595,762
  Earned income from direct
    financing leases (2)                   28,935                     28,935
  Contingent rental income                 12,024                     12,024
  Interest income                         119,355    (29,664)(3)      89,691
                                        ---------   ---------       ---------
                                          659,131     67,281         726,412
                                        ---------   ---------       ---------

Expenses:
  General operating and
    administrative                        134,759                    134,759
  Professional services                     8,119                      8,119
  Asset management fee to
    related party                          23,078      4,368 (4)      27,446
  State taxes                              20,189      1,769 (5)      21,958
  Depreciation and amortization           104,131     14,700 (6)     118,831
                                        ---------   ---------       ---------
                                          290,276     20,837         311,113
                                        ---------   ---------       ---------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture              368,855     46,444         415,299

Minority Interest in Earnings
  of Consolidated Joint Venture               (76)                       (76)
                                        ---------   ---------       ---------

Net Earnings                            $ 368,779  $  46,444       $ 415,223
                                        =========   =========       =========
Earnings Per Share of
  Common Stock (7)                      $     .19                   $     .22
                                        =========                   =========
Weighted Average Number
  of Shares of Common Stock
  Outstanding (7)                       1,898,350                   1,905,970
                                        =========                   =========

                See accompanying notes to unaudited pro forma
                      consolidated financial statements.





                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE QUARTER ENDED MARCH 31, 1996
                     AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $25,556,198 from the issuance of 2,555,620 shares of common stock during the period April 1, 1996 through July 16, 1996, proceeds of $13,608 of deferred financing income (loan origination and commitment fees, net of legal fees) from the $3,888,000 mortgage financing described below, and $3,707,897 of cash and cash equivalents at March 31, 1996, used (i) to acquire 29 properties for $18,104,131 (of which 13 properties consist of land only, two properties consist of building only and 14 properties consist of land and building), (ii) to fund estimated construction costs of $4,091,047 ($1,005,913 of which was accrued as construction costs payable at March 31, 1996) relating to four wholly-owned properties under construction at March 31, 1996, (iii) to pay acquisition fees of $1,150,029 ($1,135,143 of which was allocated to properties and $14,886 of which was classified as other assets and will be allocated to future properties), (iv) to pay selling commissions and offering expenses (stock issuance costs) of $2,044,496, which have been netted against capital in excess of par value and (v) to provide mortgage financing in the amount of $3,888,000 to the lessee of ten properties consisting of land only.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                 Estimated
                               purchase price
                              (including con-
                               struction and     Acquisition
                               closing costs)        fees
                               and additional     allocated
                             construction costs  to property     Total
                             ------------------  -----------  -----------

         Three Pizza Huts
           (land only)
           in Ohio              $   489,117      $    26,203  $   515,320
         Burger King in
           Indian Head
           Park, IL               1,272,725           68,182    1,340,907
         Burger King in
           Highland, IN           1,212,558           64,958    1,277,516
         TGI Friday's in
           Hamden, CT             1,134,628           60,784    1,195,412
         Wendy's in
           Knoxville, TN            790,984           42,375      833,359
         Golden Corral in
           Port Richey, FL        1,705,448           91,364    1,796,812
         Ten Pizza Huts
           (land only)
           in West Virginia
           and Ohio               1,487,000           79,661    1,566,661
         Denny's in
           Hillsboro, TX          1,053,088           56,416    1,109,504
         Denny's in
           McKinney, TX             978,944           52,443    1,031,387
         Wendy's in
           Camarillo, CA          1,204,026           64,502    1,268,528
         Wendy's in
           Sevierville, TN          492,636           26,391      519,027
         Boston Market
           in Ellisville, MO        977,279           52,354    1,029,633
         Boston Market in
           Golden Valley, MN      1,074,707           57,574    1,132,281
         Jack in the Box
           in Humble, TX            933,868           50,029      983,897
         Boston Market
           in Corvallis, OR         906,684           48,573      955,257
         Jack in the Box
           in Houston, TX           893,681           47,876      941,557
         Arby's in
           Kendallville, IN         738,326           39,553      777,879
         Boston Market
           in Rockwall, TX          758,432           40,630      799,062
         Four wholly owned
           properties under
           construction at
           March 31, 1996         3,085,134          165,275    3,250,409
                                -----------      -----------  -----------

                                $21,189,265      $ 1,135,143  $22,324,408
                                ===========      ===========  ===========

         Adjustment classified
           as follows:
             Land and buildings on
               operating leases                               $16,059,451
             Net investment in
               direct financing
               leases                                           6,264,957
                                                               ----------

                                                              $22,324,408
                                                              ===========


(b) Represents the use of $189,412 of the Company's net offering proceeds and the assumed receipt of $2,357 in capital contributions from the Company's co-venture partner in accordance with the joint venture agreement of CNL/Corral South Joint Venture, to fund estimated construction costs of $191,769 accrued as construction costs payable at March 31, 1996, relating to the one property of the joint venture. The Company accounts for its 84.69% interest in the accounts of CNL/Corral South Joint Venture under the full consolidation method. All significant intercompany accounts and transactions have been eliminated.

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. The building portions of eight of the properties have been classified as direct financing leases.

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for the seven of the 72 properties acquired during the period June 2, 1995 (the date the Company began operations) through July 16, 1996 which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the seven Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.
                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------
            Jack in the Box in
              Los Angeles, CA                 June 1995        June 1995

            Kenny Rogers Roasters in
              Grand Rapids, MI               August 1995       June 1995

            Kenny Rogers Roasters in
              Franklin, TN                   August 1995       June 1995

            Denny's in Pasadena, TX        September 1995     August 1995

            Denny's in Shawnee, OK         September 1995     August 1995

            Denny's in Grand Rapids, MI      March 1996     September 1995

            Denny's in McKinney, TX           June 1996      December 1995



      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1996 and the year ended December 31, 1995.

(2) See Note (c) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1996 and the year ended December 31, 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $6,219,000 and $5,241,000 for the Pro Forma Properties for the quarter ended March 31, 1996 and the year ended December 31, 1995, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately five percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1996, and during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

      As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1996. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.


ITEM 8.     CHANGE IN FISCAL YEAR.

                  Not applicable.

                                   EXHIBITS

                                     None.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                    CNL AMERICAN PROPERTIES FUND, INC.


Dated:  July 24, 1996               By:    /s/ Robert A. Bourne
                                          ROBERT A. BOURNE, President